Exhibit 10.2

ASSERTIO THERAPEUTICS, INC.

AMENDMENT NO 1 TO AMENDED AND RESTATED MANAGEMENT CONTINUITY AGREEMENT

This Amendment No. 1 (the “Amendment”) to Amended and Restated Management Continuity Agreement (the “Agreement”) dated August 15, 2018 is effective as of August 6, 2019 (the “Effective Date”) by and between ______________________ (“Employee”) and Assertio Therapeutics, Inc., a Delaware corporation (the “Company”). This Amendment amends the Agreement solely as specified herein. All capitalized terms not defined in this Amendment shall have the meaning ascribed to such terms in the Agreement.

RECITALS

A.The Company and Employee previously entered into the Agreement and wish to amend the Agreement.

B.The Board of Directors has directed the Company, upon execution of this Amendment by Employee, to agree to the terms provided in this Amendment.

C.The Agreement, as expressly amended by this Amendment, shall continue to full force and effect in accordance with its terms.

Now therefore, in consideration of the mutual promises, covenants and agreements contained herein, and in consideration of the continuing employment of Employee by the Company, the parties hereto agree as follows:

1.	Section 2(a)(ii) of the Agreement shall be amended and restated in its entirety as follows:

“Severance. In the event that Employee is subject to a Change in Control Involuntary Termination, Employee shall be entitled to receive severance benefits as follows: (A) a lump sum cash severance payment equal to [one and a half (1.5) times (if Employee is not the CEO)] [three (3) times (if Employee is the CEO)] the higher of (1) the base salary which Employee was receiving immediately prior to the Change in Control or (2) the base salary which Employee was receiving immediately prior to the Change in Control Involuntary Termination, which payment shall be paid on the sixtieth (60th) day following the Change in Control Involuntary Termination; (B) a lump sum cash payment equal to [one and a half (1.5) times (if Employee is not the CEO)] [three (3) times (if Employee is the CEO)] Employee’s Target Annual Bonus; and (C) payment by the Company of the full cost of the health insurance benefits provided to Employee and Employee’s spouse and dependents, as applicable, immediately prior to the Change in Control pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or other applicable law through the earlier of the end of the [eighteen (18) month (if Employee is not the CEO)] [thirty-six (36) month (if Employee is the CEO)] period following the Change in Control Involuntary Termination date or the date upon which Employee is no longer eligible for such COBRA or other benefits under applicable law. The benefits to be provided under clauses (a)(i) and (a)(ii) shall be paid on the sixtieth (60th) day following Employee’s termination of employment ; except that any payments under clause (a)(ii)(C) shall be paid on a monthly basis commencing on the sixtieth (60th) day following Employee’s termination of employment (subject in all cases to Employee’s release of claims against the Company as set forth in Section 1(a)). Notwithstanding the foregoing, in the event the Board of Directors concludes in its reasonable judgment that the provision of subsidized COBRA benefits to Employee is likely to cause the Company to become subject to excise tax as a result of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “Healthcare Reform Act”), the Company shall pay Employee a monthly amount in cash equal to the amount of the COBRA subsidy during the period the Company is obligated to provide subsidized COBRA benefits to Employee. In addition, Employee shall receive payment(s) for all salary, bonuses and unpaid vacation accrued as of the date of Employee’s termination of employment and up to three (3) months of outplacement services not to exceed $5,000 per month (with a provider and in a program selected by the Employee. provided Employee commences such services within ninety (90) days of Employee’s Change in Control Involuntary Termination date).”

2.
No Other Modification. This Amendment shall not amend or modify the covenants, terms, conditions, rights and obligations of the Company or Employee under the Agreement, except as specifically set forth herein. The Agreement shall continue in full force and effect in accordance with its terms as amended by this Amendment.

3.	Choice of Law. The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of Delaware without reference to conflict of laws provisions.

4.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

The parties have executed this Amendment No. 1 to Management Continuity Agreement on the date written below.

ASSERTIO THERAPEUTICS, INC.

By:

Name:

Title:

EMPLOYEE

By:

Name: ____________________________________

Address: ________________________________

Date: _____________________________________

Entered into with each of:
Arthur J. Higgins
Stanley Bukofzer
Sharon D. Larkin
Daniel A. Peisert